EXHIBIT 99.1

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC NEWS RELEASE
Cheniere Energy Partners LP Holdings, LLC Reports Second Quarter 2015 Results
Houston, Texas - July 30, 2015 - Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) (NYSE MKT: CQH) reported net income of $4.5 million, or $0.02 per common share, for the three months ended June 30, 2015, compared to $4.6 million, or $0.02 per common share, for the same period in 2014. For the six months ended June 30, 2015, Cheniere Partners Holdings reported net income of $9.1 million, or $0.04 per common share, compared to net income of $8.9 million, or $0.04 per common share, during the corresponding period in 2014. Results include the distribution received from our limited partner interests in Cheniere Energy Partners, L.P. (“Cheniere Partners”), a publicly traded limited partnership (NYSE MKT: CQP).

Our only business consists of owning Cheniere Partners common units, Class B units and subordinated units representing an aggregate approximately 55.9% limited partner interest in Cheniere Partners as of June 30, 2015.
Sabine Pass Liquefaction Project Update
Cheniere Partners is developing and constructing natural gas liquefaction facilities (the “Sabine Pass Liquefaction Project”) at the Sabine Pass LNG terminal adjacent to the existing regasification facilities through its wholly owned subsidiary, Sabine Pass Liquefaction, LLC.
Cheniere Partners continues to make progress on its Sabine Pass Liquefaction Project, which is being developed for up to six natural gas liquefaction trains (“Trains”), each with an expected nominal production capacity of approximately 4.5 million metric tonnes per annum (“mtpa”) of LNG.
The Trains are in various stages of development:

•
Construction on Trains 1 and 2 began in August 2012, and as of June 30, 2015, the overall project completion percentage for Trains 1 and 2 was approximately 92.2%, which is ahead of the contractual schedule. Based on Cheniere Partners’ current construction schedule, Cheniere Partners anticipates that Train 1 will produce LNG as early as late 2015.

•
Construction on Trains 3 and 4 began in May 2013, and as of June 30, 2015, the overall project completion percentage for Trains 3 and 4 was approximately 69.2%, which is ahead of the contractual schedule. Cheniere Partners expects Trains 3 and 4 to become operational in late 2016 and 2017, respectively.

▪
The permitting process for Trains 5 and 6 has been completed. In April 2015, Cheniere Partners received U.S. Federal Energy Regulatory Commission (“FERC”) authorization to site, construct, and operate Trains 5 and 6. In June 2015, Cheniere Partners received authorization from the U.S. Department of Energy (“DOE”) to export LNG to non-free trade agreement countries.

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Construction on Train 5 began on June 30, 2015, and Train 6 is under development. Cheniere Partners expects Train 5 to commence operations as early as 2018. Cheniere Partners expects to commence construction on Train 6 upon entering into acceptable commercial arrangements and obtaining adequate financing.

Sabine Pass Liquefaction Project Timeline

Target Date
Milestone	Trains 1 - 4	Trains 5 & 6
DOE export authorization	Received	Received
Definitive commercial agreements	Completed 16.0 mtpa	T5: Completed T6: 2015
- BG Gulf Coast LNG, LLC	5.5 mtpa
- Gas Natural Fenosa	3.5 mtpa
- KOGAS	3.5 mtpa
- GAIL (India) Ltd.	3.5 mtpa
- Total Gas & Power N.A.		2.0 mtpa
- Centrica plc		1.75 mtpa
EPC contracts	Completed	T5: Completed T6: 2015
Financing	Completed	T5: Completed T6: 2015
FERC authorization	Completed	Completed
Issue Notice to Proceed	Completed	T5: Completed T6: 2015
Commence operations	2015 - 2017	2018/2019

Dividends
When Cheniere Partners makes cash distributions to us with respect to our Cheniere Partners units, we will pay dividends to our shareholders consisting of the cash that we receive from Cheniere Partners, less income taxes and reserves established by our Board of Directors.

Cheniere Partners Holdings owns a 55.9% limited partner interest in Cheniere Partners. Cheniere Partners Holdings’ only business consists of owning Cheniere Partners units and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners owns and operates LNG regasification facilities and, adjacent to these facilities, is developing up to six natural gas liquefaction Trains with an expected aggregate nominal production capacity of approximately 27 mtpa. Cheniere Partners currently has under construction five natural gas liquefaction Trains with an expected aggregate nominal production capacity of approximately 22.5 mtpa.
For additional information, please refer to the Cheniere Partners Holdings website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the Securities and Exchange Commission.
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ and Cheniere Partners Holdings’ business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners Holdings believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners Holdings’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners Holdings’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners Holdings does not assume a duty to update these forward-looking statements.

(Financial Table Follows)

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data) (1)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Equity income from investment in Cheniere Partners	$5,085	$5,085	$10,169	$10,169

Expenses
General and administrative expense	322	304	600	717
General and administrative expense—affiliate	254	218	508	507
Total expenses	576	522	1,108	1,224

Net income	$4,509	$4,563	$9,061	$8,945

Net income per common share—basic and diluted	$0.02	$0.02	$0.04	$0.04

Weighted average number of common shares outstanding—basic and diluted	231,700	231,700	231,700	231,700

Cash dividends declared per common share	$0.020	$0.019	$0.039	$0.036

(1)	Please refer to the Cheniere Energy Partners LP Holdings, LLC Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the Securities and Exchange Commission.

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts) (1)

	June 30,	December 31,
	2015	2014
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$1,075	$1,261
Accounts receivable	158	114
Other current assets	130	21
Total current assets	1,363	1,396

Other non-current assets	45	157
Total assets	$1,408	$1,553

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$169	$248
Accrued liabilities—affiliate	—	91
Total current liabilities	169	339

Shareholders’ equity
Common shares: unlimited shares authorized, 231.7 million shares issued and outstanding at June 30, 2015 and December 31, 2014	664,931	664,931
Director voting share: 1 share authorized, issued and outstanding at June 30, 2015 and December 31, 2014	—	—
Additional paid-in-capital	(271,757)	(271,757)
Accumulated deficit	(391,935)	(391,960)
Total shareholders’ equity	1,239	1,214
Total liabilities and shareholders’ equity	$1,408	$1,553

(1)	Please refer to the Cheniere Energy Partners LP Holdings, LLC Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the Securities and Exchange Commission.

CONTACTS:
Investors: Randy Bhatia: 713-375-5479, Katy Cox: 713-375-5079
Media: Faith Parker: 713-375-5663